Exhibit 23.2

Consent of Independent Auditor

AAC Holdings, Inc.

Brentwood, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 17, 2018, relating to the consolidated financial statements of AdCare, Inc. appearing in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 17, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Nashville, Tennessee

June 8, 2018